Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE2 Class A-1
                             Payment Date 11/26/2001

Servicing Certificate
Beginning Pool Balance                                                      446,228,493.11
Beginning PFA                                                                         0.00
Ending Pool Balance                                                         437,816,462.44
Ending PFA Balance                                                                       -
Principal Collections                                                        24,275,799.49
Principal Draws                                                               9,061,300.13
Net Principal Collections                                                                -
Active Loan Count                                                                   17,478

Current Month Repurchases                                                        28,000.00
Current Month Repurchases - Due to Delinquency                                           -


Interest Collections                                                          2,842,783.68

Weighted Average Net Loan Rate                                                    6.40520%
Substitution Adjustment Amount                                                        0.00

Note Rate                                                                         2.64000%

Term Notes                                                                  Amount             Factor
----------                                                                  ------             ------
Beginning Balance                                                           451,475,000.00      1.0000000
Ending Balance                                                              451,475,000.00      1.0000000
Principal                                                                                -      0.0000000
Interest                                                                      1,059,461.33      2.3466667
Interest Shortfall                                                                    0.00      0.0000000
Security Percentage                                                                100.00%

Variable Funding Notes                                                      Amount
----------------------                                                      ------
Beginning Balance                                                                     0.00
Ending Balance                                                                        0.00
Principal                                                                             0.00
Interest                                                                              0.00
Interest Shortfall                                                                    0.00
Security Percentage                                                                  0.00%


Certificates                                                                  1,182,221.74



Beginning Overcollateralization Amount                                        8,778,515.34
Overcollateralization Amount Increase (Decrease)                                255,338.52
Outstanding Overcollateralization Amount                                      9,033,853.86
Overcollateralization Target Amount                                           9,033,853.86

Credit Enhancement Draw Amount                                                        0.00
Unreimbursed Prior Draws                                                              0.00


                                                           Number       Percent
                                               Balance    of Loans     of Balance
Delinquent Loans (30 Days)                4,294,520.52      151          0.98%
Delinquent Loans (60 Days)                1,284,138.92       46          0.29%
Delinquent Loans (90 Days) (*)              716,242.48       23          0.16%
Delinquent Loans (120 Days) (*)             380,792.48       14          0.09%
Delinquent Loans (150 Days) (*)             514,844.63       16          0.12%
Delinquent Loans (180 Days) (*)           1,133,041.36       29          0.26%
Foreclosed Loans                            948,579.05       25          0.22%
REO                                               0.00       0           0.00%

(*) 90+ Days Include Foreclosures, REO and Bankruptcies.

                                                                      Liquidation To-Date
Beginning Loss Amount                                                         1,738,806.35
Current Month Loss Amount                                                       298,433.92
Current Month Recoveries                                                          6,396.50
Ending Loss Amount                                                            2,030,843.77

                                                                        Special Hazard         Fraud       Bankruptcy
Beginning Amount                                                                      0.00           0.00         0.00
Current Month Loss Amount                                                             0.00           0.00         0.00
Ending Amount                                                                            -              -            -

Liquidation Loss Distribution Amounts                                                 0.00
Extraordinary Event Losses                                                            0.00
Excess Loss Amounts                                                                   0.00

Capitalized Interest Account
Beginning Balance                                                                     0.00
Withdraw relating to Collection Period                                                0.00
CIA Remaining Balance due to GMAC - End of Pre-Funding Period                         0.00
Interest Earned (Zero, Paid to Funding Account)                                       0.00
Total Ending Capitalized Interest Account Balance as of Payment Date                  0.00
Interest earned for Collection Period                                                 0.00
Interest withdrawn related to prior Collection Period                                 0.00

Funding Account
Beginning Funding Account Balance                                            14,025,022.23
Deposit to Funding Account                                                   15,768,271.80
Payment for Additional Purchases                                             (7,100,902.61)
Ending Funding Account Balance as of Payment Date                            22,692,391.42
Interest earned for Collection Period                                             7,300.31
Interest withdrawn related to prior Collection Period                             2,488.32

Prefunding Account
Beginning Balance                                                                     0.00
Additional Purchases during Revolving Period                                          0.00
Excess of Draws over Principal Collections                                            0.00
Total Ending Balance as of Payment Date                                               0.00
Interest earned for Collection Period                                                 0.00
Interest withdrawn related to prior Collection Period                                 0.00

Reserve Account
Beginning Balance                                                                     0.00
Deposits to Reserve Account for current Payment Date                                  0.00
Withdrawals from Reserve Account for current Payment Date                             0.00
Total Ending Reserve Account Balance as of current Payment Date                       0.00
Interest earned for Collection Period                                                 0.00
Interest withdrawn related to prior Collection Period                                 0.00
